                                                                      Exhibit 24


                               POWER OF ATTORNEY

         We, the undersigned directors of Duramed Pharmaceuticals, Inc., hereby appoint E. Thomas Arington and Timothy J. Holt, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our names and on our behalf in our capacities indicated below, which said attorneys and agents, or each of them, may deem necessary or advisable to enable said corporation to comply with the Securities Exchange Act of 1934, as amended, and any ruled, regulations and requirements of the Securities and Exchange Commission, in connection with the corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, including, without limitation, power and authority to sign for us, or any of us, in our names in the capacities indicated below, the Report and any and all amendments to the Report, and we hereby ratify and confirm all that said attorneys and agents, or each of them, shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, this Power of Attorney has been signed below by the following persons as of the 31st day of March, 1999, in the capacities indicated:


      Signature                                           Title
      ---------                                           -----


                                                      Chairman of the Board
----------------------------
E. Thomas Arington


                                                      Director
----------------------------
Jeffrey T. Arington


/s/ George W. Baughman                                Director
----------------------------
George W. Baughman


/s/ Peter R. Seaver                                   Director
----------------------------
Peter R. Seaver


                                                      Director
----------------------------
S. Sundararaman